Exhibit No. 10.1

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS [****], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

Purchase and Sale Agreement

This Purchase and Sale Agreement (“Agreement”) is by and between, BARNWELL TEXAS, LLC, a Delaware limited liability company, whose address is 1100 Alakea Street, Suite 500, Honolulu, Hawaii 96813, and TETON BARNWELL FUND I, LLC, a Delaware limited liability company, whose address is 1100 Alakea Street, Suite 500, Honolulu, Hawaii 96813 (collectively “Seller”), which seeks to sell on the one hand, and [****], a Delaware limited liability company, whose address is 910 Louisiana Suite, 4010, Houston, TX 77002 (the “Buyer”) (Seller and Buyer shall be collectively referred to as the “Parties” or individually as a “Party”), which intends to purchase on the other hand, all (100%) of Seller’s right, title and interest in and to the following (collectively, the “Assets”):

a.the oil and gas leases described in Exhibit A attached hereto, including any renewals, extensions, ratifications and amendments to such leases whether or not such renewals, extensions, ratifications or amendments are described on Exhibit A (collectively, the “Leases” and individually, a “Lease”);

b.the oil and gas wells described on Exhibit B (the “Wells”), including all oil and gas produced therefrom after the Effective Date;

c.to the extent assignable, all existing unitization, pooling and communitization agreements, production sharing agreements, declarations, orders, permits, licenses, authorizations, and approvals, INSOFAR AND ONLY INSOFAR as they relate to or affect the interest in the Wells or Leases to be conveyed from Seller to Buyer pursuant to this Agreement (the “Units”);

d.to the extent that they may be assigned, all permits, contracts, surface or subsurface use agreements, licenses, servitudes, easements and rights-of-way to the extent used primarily in connection with the use, ownership or operation of any of the Assets (the “Contracts”);

e.all structures, pumps, pipelines, gathering systems, oil field infrastructure, salt water disposal facilities, equipment, machinery, fixtures, compressors, cogeneration facilities, steam generators, distribution lines, frac pits, wellheads, tubular goods, platforms, structures, facilities, well equipment, pipe, production equipment, processing equipment, electrical facilities, SCADA systems, water plants, tanks, rolling stock, permits, licenses, software licenses and other personal, moveable and mixed property, operational and
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nonoperational, known or unknown, located on any of the Assets owned by Seller and that are primarily used in connection therewith as of the Effective Date; and

f.all files and records which Seller has the right to transfer relating solely to the Assets, including without limitation any and all title opinions, abstracts, runsheets, and lease files in Seller’s possession (collectively, the “Records”).

The Parties hereby agree to the following terms and conditions set forth in this Agreement:

1.Purchase Price; Accounting. On the date of execution of this Agreement (the “Closing Date”), Buyer will pay Seller via wire transfer the sum of Two Million Three Hundred Thousand Dollars ($2,300,000.00) (the “Purchase Price”), as adjusted pursuant to this Paragraph 1:

a.Seller will be (i) responsible for (1) payment of all expenses incurred in the operation of, and attributable to Seller’s interest in, the Assets prior to the Effective Date, and (2) all royalty, overriding royalty and suspense obligations attributable to production of Hydrocarbons from the Assets, in each case prior to the Effective Date and (ii) to the extent attributable to Seller’s interest in the Assets, entitled to the proceeds from the sale of all hydrocarbons produced from the Assets prior to the Effective Date. As between Seller and Buyer, Buyer will be (y) responsible for (1) all operating and other expenses incurred by either Party in operation of the Assets and (2) all royalty, overriding royalty and suspense obligations attributable to production of hydrocarbons from the Assets, in each case on and after the Effective Date and (z) entitled to proceeds from the sale of all hydrocarbons produced from the Assets after the Effective Date.

b.All real property taxes, personal property taxes, ad valorem and similar obligations on Seller’s interest in the Assets (i) attributable to periods before the Effective Date are Seller’s obligation and (ii) attributable to periods after the Effective Date are Buyer’s obligation. Severance taxes, production taxes and similar obligations (collectively, “Severance Taxes”) shall be deemed attributable to the period during which the production of the hydrocarbons with respect to such taxes occurred, and liability therefor shall be allocated to Seller for pre-Effective Date Severance Taxes and to Buyer for post-Effective Date Severance Taxes, without duplicating any adjustment to the Purchase Price required by this Paragraph 1. Notwithstanding the foregoing, Buyer shall be responsible for any sales, transfer, documentary stamp or other tax or recording fee assessed or incurred as a result of the transactions contemplated by this Agreement.

c.None of the Parties shall take any position with any taxing authority, or otherwise file any tax return in a manner that is inconsistent with the value allocation between the Wells and undeveloped leasehold as set forth in Schedule 1.c.

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d.After Closing, (i) if either Party receives monies belonging to the other Party pursuant to the allocation provisions in Section 1.a, including proceeds of production of Hydrocarbons from the Assets, then such amount shall, within thirty (30) days after the end of the calendar month in which such amounts were received, be paid over to the proper Party, (ii) if either Party pays monies for operating or other expenses which are the obligation of the other Party pursuant to Section 1.a, then such other Party shall, within thirty (30) days after the end of the calendar month in which the applicable invoice and proof of payment of such invoice were received, reimburse the Party which paid such expenses, (iii) if a Party receives an invoice of an expense or obligation which is owed by the other Party pursuant to Section 1.a, such Party receiving the invoice shall promptly forward such invoice to the Party obligated to pay the same, and (iv) if an invoice or other evidence of an obligation is received by a Party, which is partially an obligation of both Seller and Buyer, then the Parties shall consult with each other, and each shall promptly pay its portion of such obligation to the obligee thereof.

2.Closing. On the Closing Date, the Parties will do the following to consummate closing (“Closing”):

a.Seller and Buyer will execute, acknowledge and deliver assignments substantially in the form set forth on Exhibit C (the “Assignments”) and any other official forms and related documents necessary to transfer the Assets to Buyer in accordance with requirements of governmental regulations;

b.Buyer will deliver the Adjusted Purchase Price to Seller pursuant to Paragraph 1;

c.Seller and Buyer will execute and deliver letters in lieu of transfer orders directing the payor of proceeds from the sale of hydrocarbons produced from the Assets to pay such revenue to Buyer;

d.Seller shall deliver an executed certificate of non-foreign status that meets the requirements set forth in Treasury Regulation § 1.1445-2(b)(2); and

e.Seller and Buyer shall execute and deliver any other agreements, instruments and documents which are required by other terms of this Agreement to be executed or delivered at Closing.

3.Effective Date. This Agreement and the Assignment shall be effective as of 12:01a.m. central time on July 1, 2025 (“Effective Date”).

4.Assumed Obligations; Retained Liabilities; Indemnification. Except with respect to (i) the “Retained Liabilities” (as defined below) and (ii) those matters for which Seller is obligated to indemnify Buyer pursuant to Paragraph 4.b: Buyer shall be liable for all costs attributable to the interest in the Assets acquired from Seller on and after the Effective
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Date, as well as all other claims, liabilities and obligations of any kind, including all plugging and abandonment obligations or other claims related to environmental conditions or title to the Assets, arising out of the ownership or use of the interest in the Assets acquired from Seller after the Effective Date (the “Assumed Obligations”). In addition to its indemnity obligations under Paragraph 4.b, Seller shall be liable for all costs attributable to the Assets prior to the Effective Date, as well as all other claims, liabilities and obligations of any kind arising out of the ownership or use of the Assets prior to the Effective Date, whether or not such claims, obligations and liabilities are actually presented to either Party for satisfaction or payment before, on or after the Effective Date (the “Retained Liabilities”). For clarity, notwithstanding anything herein, as between Buyer and Seller, Seller’s obligation for the Retained Liabilities shall survive the Closing for a period of two (2) years.

a.EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, ANY LIABILITY OR OBLIGATION RETAINED BY SELLER, BUYER, ON BEHALF OF ITSELF AND ITS SUBSIDIARY ENTITIES AND AFFILIATES, IF ANY, AGREES TO DEFEND, INDEMNIFY AND HOLD HARMLESS SELLER FROM ALL COSTS (INCLUDING, WITHOUT LIMITATION, ATTORNEY FEES, COURT COSTS AND OTHER COSTS OF INVESTIGATION OR DEFENSE), LIABILITIES, OBLIGATIONS, CLAIMS, DEMANDS, LOSSES, DAMAGES, JUDGMENTS, CAUSE OF ACTION, COSTS OR EXPENSES, INCLUDING, WITHOUT LIMITATION, ALL PLUGGING AND ABANDONMENT OBLIGATIONS OR OTHER CLAIMS RELATED TO ENVIRONMENTAL CONDITIONS OR TITLE TO THE ASSETS, ARISING OUT OF (i) THE ASSUMED OBLIGATIONS, AND (ii) BREACHES OF ANY OF BUYER’S REPRESENTATIONS AND WARRANTIES OR COVENANTS IN THIS AGREEMENT, REGARDLESS OF WHETHER ARISING FROM, IN WHOLE OR IN PART, THE NEGLIGENCE, STRICT LIABILITY, OR OTHER LEGAL FAULT OR RESPONSIBILITY OF SELLER OR ANY OTHER PERSON, BUT EXCLUDING THAT WHICH ARISES FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SELLER.

b.EACH SELLER SEVERALLY AND NOT JOINTLY, ON BEHALF OF ITSELF AND ITS SUBSIDIARY ENTITIES, IF ANY, AGREES TO DEFEND, INDEMNIFY AND HOLD HARMLESS BUYER FROM ALL COSTS (INCLUDING, WITHOUT LIMITATION, ATTORNEY FEES, COURT COSTS AND OTHER COSTS OF INVESTIGATION OR DEFENSE), LIABILITIES, OBLIGATIONS, CLAIMS, DEMANDS, LOSSES, DAMAGES, JUDGMENTS, CAUSE OF ACTION, COSTS OR EXPENSES ARISING OUT OF (A) PERSONAL INJURY OR WRONGFUL DEATH CLAIMS ATTRIBUTABLE TO THE ASSETS AND ARISING OUT OF ACTIONS OR EVENTS OCCURRING PRIOR TO THE CLOSING DATE OR OTHERWISE ARISING OUT OF SELLER’S CONDUCT OR OWNERSHIP OF THE ASSETS PRIOR TO THE CLOSING DATE; (B) OFFSITE DISPOSAL OF HAZARDOUS
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MATERIALS TRANSPORTED FROM THE ASSETS BY SELLER PRIOR TO THE CLOSING DATE; (C) CIVIL FINES OR PENALTIES IMPOSED AGAINST SELLER PRIOR TO THE CLOSING DATE OR OTHERWISE ARISING OUT OF SELLER’S CONDUCT OR OWNERSHIP OF THE ASSETS PRIOR TO THE CLOSING DATE; (D) THE FRAUD OR WILLFUL MISCONDUCT OF SELLER; (E) FAILURE BY SELLER DURING ITS PERIOD OF OWNERSHIP OF THE ASSETS TO PROPERLY PAY ANY ROYALTY OR OVERRIDING ROYALTY ARISING OUT OF PRODUCTION FROM THE ASSETS PRIOR TO CLOSING; (F) ANY EMPLOYMENT OR SIMILAR MATTERS ATTRIBUTABLE TO ANY SELLER EMPLOYEES, REGARDLESS OF TIME; (G) BREACHES OF OR ANY INACCURACIES IN ANY OF SELLER’S REPRESENTATIONS AND WARRANTIES OR COVENANTS IN THIS AGREEMENT; AND (H) ANY TAXES WHICH SELLER IS OBLIGATED TO PAY PURSUANT TO PARAGRAPH 1 OF THIS AGREEMENT, REGARDLESS OF WHETHER ARISING FROM, IN WHOLE OR IN PART, THE NEGLIGENCE, STRICT LIABILITY, OR OTHER LEGAL FAULT OR RESPONSIBILITY OF BUYER OR ANY OTHER PERSON, BUT EXCLUDING THAT WHICH ARISES FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF BUYER.

c.Notwithstanding anything in this Agreement to the contrary, except with respect to the Specified Representations, no Seller shall have no liability under, or obligation to indemnify, defend or hold Buyer harmless pursuant to, sub-part (G) of Paragraph 4.b directly above (1) for any individual claim, occurrence or judgment that does not individually exceed Twenty Five Thousand Dollars ($25,000.00) (the “Individual Claim Threshold”) or (2) unless and until the aggregate liabilities for which claim notices for claims meeting the Individual Claim Threshold are delivered by Buyer exceed three and a half percent (3.5%) of the unadjusted Purchase Price, in the aggregate, and then only to the extent such aggregate Liabilities exceed three and a half percent (3.5%) of the unadjusted Purchase Price. Except with respect to the Specified Representations, in no event will Seller be liable for liabilities indemnified under sub-part (G) of Paragraph 4.b directly above to the extent such damages, in the aggregate, exceed twenty five percent (25%) of the unadjusted Purchase Price. Notwithstanding anything herein to the contrary, in no event will Seller’s aggregate liability under this Agreement exceed one hundred percent (100%) of the unadjusted Purchase Price.

d.Seller’s indemnities in sub-parts (i) (A) and (B) of Paragraph 4.b above shall terminate on the one (1) year anniversary of the Closing Date and (ii) (E) of Paragraph 4.b shall terminate on the date that is twenty four (24) months after the Closing Date. Seller’s indemnities in sub-parts (C), (D), and (F) of Paragraph 4.b above shall survive the Closing without time limit. Seller’s indemnities in sub-part (G) of Paragraph 4.b above shall terminate as of the expiration date of each respective representation, warranty, or covenant that is subject to indemnification.
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Seller’s indemnities in sub-part (H) of Paragraph 4.b above shall terminate as of the statute of limitations of any claims arising thereunder

e.Each Seller’s liability under this Agreement shall be several and not joint or joint and several.

5.Representations. Each Seller severally and not jointly hereby represents and warrants to Buyer on the date of this Agreement and as of the Closing Date, those representations and warranties set forth in Exhibit D attached hereto (and incorporated herein by reference) are true and correct in all material respects. Any representation and warranty of Seller that is made to Seller’s “Knowledge” is made to the actual knowledge (without duty of inquiry) of Tom Cowan.

Buyer hereby represents and warrants to Seller on the date of this Agreement and as of Closing those representations and warranties set forth in Exhibit E attached hereto (and incorporated herein by reference) are true and correct in all material respects.

Notwithstanding anything in this Agreement to the contrary, the representations and warranties of Seller contained in Section 1.1, Section 1.2, and Section 1.3 of Exhibit D (the “Specified Representations”) to this Agreement shall survive the Closing indefinitely. All other representations and warranties of Seller in Exhibit D shall survive the Closing for a period of twelve (12) months. All representations of Buyer in Exhibit E shall survive the Closing without time limit. The Special Warranty in Paragraph 19 of this Agreement shall survive the Closing for a period of two (2) years.

6.Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. A facsimile or emailed executed version shall be effective in all respects as an original signature.

7.Entire Agreement. This Agreement, including the Exhibits and Schedules attached hereto, contains the entire understanding of the parties in connection with the subject matter contained herein and supersedes all previous verbal or written communications. No provision of this Agreement may be changed or modified, except by written agreement signed by all parties to this Agreement.

8.Severable. The provisions of this Agreement are intended to be severable. If any terms or provisions hereof are illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the legality or validity of the remainder of this Agreement.

9.Confidentiality. The Parties agree to hold in confidence and not disclose the terms and conditions of this Agreement, or any information learned or documents obtained pursuant to this Agreement (the “Information”), to any third party; provided, however, either Party may disclose the Information to its directors, partners, officers, employees, attorneys, auditors, consultants, lenders, agents and shareholders, or otherwise as may be required
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by applicable law or securities or stock exchange regulation. The rights and obligations of the Parties pursuant to this Paragraph 9 shall survive the execution of the Agreement. Either Party or the Parties jointly, may make a general public announcement of the transaction, without expression of details, including, without limitation, the Purchase Price, regarding the transaction.

10.Records. On or before Closing, Seller shall provide to Buyer, complete copies of their Lease and well files, including but not limited to records, documents, correspondence and data in their possession or control that relate to the Leases and Wells being assigned, along with copies of all related contracts and agreements.

11.Incorporation of Exhibits and Schedules. When executed by the Parties in the spaces provided below, this Agreement shall evidence each Party’s mutual agreement to effect a purchase and sale of the Assets. All Exhibits and Schedules referred to in this Agreement are incorporated herein by reference and made a part hereof for all purposes.

12.No Partnership. It is not the intention of the Parties to create a partnership, joint venture, mining partnership or association; and neither this Agreement, nor any operations upon the Assets shall be construed as creating such a relationship. Nothing contained herein shall be construed to constitute any Party to be the partner or agent of the other Party.

13.Governing Law; Venue; Jury Trial Waiver. THIS AGREEMENT AND THE LEGAL RELATIONS BETWEEN THE PARTIES SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW THAT WOULD DIRECT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION, EXCEPT IN THE LIMITED CIRCUMSTANCES WHERE THE LAWS OF ANOTHER JURISDICTION ARE MANDATORILY APPLICABLE. EACH PARTY CONSENTS TO PERSONAL JURISDICTION IN ANY FEDERAL OR STATE COURT LOCATED IN HARRIS COUNTY, TEXAS WITH RESPECT TO ANY DISPUTE RELATED TO THIS AGREEMENT OR ANY DOCUMENT OR AGREEMENT DELIVERED AT THE CLOSING OF THE TRANSACTION, AND EACH PARTY AGREES THAT ANY ACTION INSTITUTED BY IT AGAINST THE OTHER PARTY WITH RESPECT TO ANY SUCH DISPUTE MAY BE INSTITUTED IN ANY FEDERAL OR STATE COURT LOCATED IN HARRIS COUNTY, TEXAS. EACH PARTY HERETO WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

14.Consequential Damages. NO PARTY SHALL BE ENTITLED TO RECOVER FROM ANY OTHER PARTY OR THEIR RESPECTIVE AFFILIATES, ANY INDIRECT, CONSEQUENTIAL, PUNITIVE OR EXEMPLARY DAMAGES OR DAMAGES FOR LOST PROFITS (OTHER THAN LOST PROFITS THAT CONSTITUTE DIRECT
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DAMAGES) OF ANY KIND ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, EXCEPT TO THE EXTENT ANY SUCH PARTY SUFFERS SUCH DAMAGES (INCLUDING COSTS OF DEFENSE AND REASONABLE ATTORNEY’S FEES INCURRED IN CONNECTION WITH DEFENDING OF SUCH DAMAGES) TO A THIRD PARTY, WHICH DAMAGES (INCLUDING COSTS OF DEFENSE AND REASONABLE ATTORNEY’S FEES INCURRED IN CONNECTION WITH DEFENDING AGAINST SUCH DAMAGES) SHALL NOT BE EXCLUDED BY THIS PROVISION AS TO RECOVERY HEREUNDER TO THE EXTENT ONE PARTY HAS AGREED TO INDEMNIFY THE OTHER WITH REGARD TO SUCH CLAIMS.

15.Disclaimer. EXCEPT AS EXPRESSLY REPRESENTED OTHERWISE IN THIS AGREEMENT AND THE SPECIFIED REPRESENTATIONS AND SPECIAL WARRANTY, BUYER ACKNOWLEDGES AND AGREES THAT SELLER IS NOT MAKING (AND SELLER SHALL NOT HAVE ANY LIABILITY OR RESPONSIBILITY FOR) AND BUYER IS NOT RELYING UPON ANY REPRESENTATION, WARRANTY, STATEMENT OR INFORMATION MADE OR COMMUNICATED (ORALLY OR IN WRITING) TO BUYER (INCLUDING ANY OPINION, ANY INFORMATION, PROJECTION OR ADVICE THAT MAY HAVE BEEN PROVIDED TO BUYER BY SELLER). BUYER ACKNOWLEDGES AND AGREES THAT SELLER SHALL NOT HAVE ANY LIABILITY OR RESPONSIBILITY FOR FAILING OR OMITTING TO DISCLOSE ANY CONDITION, AGREEMENT, DOCUMENT, DATA, INFORMATION OR OTHER MATERIALS RELATING TO THE ASSETS OR SELLER AND ITS AFFILIATES THAT IS NOT EXPRESSLY COVERED BY THE REPRESENTATIONS AND WARRANTIES IN THIS AGREEMENT, EXCEPT TO THE EXTENT SUCH FAILURE OR OMISSION IS THE RESULT OF SELLER’S FRAUD.

16.Disclaimer. EXCEPT AS EXPRESSLY REPRESENTED OTHERWISE IN THIS AGREEMENT AND THE SPECIAL WARRANTY, AND WITHOUT LIMITATION OF BUYER'S RIGHTS PURSUANT TO THIS AGREEMENT, BUYER ACKNOWLEDGES AND AGREES THAT SELLER IS NOT MAKING (AND SELLER SHALL NOT HAVE ANY LIABILITY OR RESPONSIBILITY FOR) AND BUYER IS NOT RELYING UPON, ANY REPRESENTATION OR WARRANTY, EXPRESS, STATUTORY OR IMPLIED, AS TO (i) TITLE TO ANY OF THE ASSETS, (ii) THE CONTENTS, CHARACTER OR NATURE OF ANY REPORT OF ANY PETROLEUM ENGINEERING CONSULTANT, OR ANY ENGINEERING, GEOLOGICAL, GEOPHYSICAL OR SEISMIC DATA OR INTERPRETATION OR ANALYSIS RELATING TO THE ASSETS, (iii) THE QUANTITY, QUALITY OR RECOVERABILITY OF HYDROCARBONS IN OR FROM THE ASSETS, (iv) ANY ESTIMATES OF THE VALUE OF THE ASSETS OR FUTURE REVENUES TO BE GENERATED BY THE ASSETS, (v) THE PRODUCTION OF OR THE ABILITY TO PRODUCE HYDROCARBONS FROM THE ASSETS, (vi) THE MAINTENANCE, REPAIR, CONDITION, QUALITY, SUITABILITY, DESIGN OR MARKETABILITY
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OF THE ASSETS, (vii) THE CONTENTS, CHARACTER OR NATURE OF ANY INFORMATION, MEMORANDUM, REPORTS, BROCHURES, CHARTS OR STATEMENTS PREPARED BY SELLER OR THIRD PARTIES WITH RESPECT TO THE ASSETS (INCLUDING THE ACCURACY OR COMPLETENESS THEREOF), (viii) ANY PROJECTIONS, FORECASTS, ESTIMATES, OR PLANS HERETOFORE OR HEREAFTER DELIVERED TO OR MADE AVAILABLE TO BUYER OR ITS RESPECTIVE REPRESENTATIVES OR AFFILIATES, (ix) ANY OTHER DATA, MATERIALS OR INFORMATION THAT WAS MADE AVAILABLE TO BUYER IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT (INCLUDING THE ACCURACY OR COMPLETENESS THEREOF) OR ANY DISCUSSION OR PRESENTATION RELATING THERETO (INCLUDING THE ACCURACY OR COMPLETENESS THEREOF) AND (x) ANY IMPLIED OR EXPRESS WARRANTY OF FREEDOM FROM PATENT OR TRADEMARK INFRINGEMENT. EXCEPT AS AND TO THE EXTENT EXPRESSLY REPRESENTED OTHERWISE IN THIS AGREEMENT AND THE SPECIAL WARRANTY, BUYER ACKNOWLEDGES AND AGREES THAT SELLER IS NOT MAKING (AND SELLER SHALL NOT HAVE ANY LIABILITY OR RESPONSIBILITY FOR) AND BUYER IS NOT RELYING UPON, ANY REPRESENTATION OR WARRANTY, EXPRESS, STATUTORY OR IMPLIED, OF MERCHANTABILITY, FREEDOM FROM LATENT DEFECTS, FITNESS FOR A PARTICULAR PURPOSE OR CONFORMITY TO MODELS OR SAMPLES OF MATERIALS OF ANY OF THE ASSETS, RIGHTS OF A BUYER UNDER APPROPRIATE STATUTES TO CLAIM DIMINUTION OF CONSIDERATION OR RETURN OF THE PURCHASE PRICE, IT BEING EXPRESSLY UNDERSTOOD AND AGREED BY THE PARTIES THAT BUYER SHALL BE DEEMED TO BE OBTAINING THE ASSETS IN THEIR PRESENT STATUS, CONDITION AND STATE OF REPAIR, "AS IS" AND "WHERE IS" WITH ALL FAULTS OR DEFECTS (KNOWN OR UNKNOWN, LATENT, DISCOVERABLE OR UNDISCOVERABLE), AND THAT BUYER HAS MADE OR CAUSED TO BE MADE SUCH INSPECTIONS AS BUYER DEEMS APPROPRIATE. NOTWITHSTANDING THE FOREGOING, NOTHING IN THIS PARAGRAPH 16 SHALL RELIEVE SELLER OF LIABILITY FOR FRAUD.

17.Disclaimer. EXCEPT AS EXPRESSLY REPRESENTED OTHERWISE IN AND WITHOUT LIMITATION OF BUYER'S RIGHTS PURSUANT TO THIS AGREEMENT, BUYER ACKNOWLEDGES AND AGREES THAT SELLER IS NOT MAKING (AND SELLER SHALL NOT HAVE ANY LIABILITY OR RESPONSIBILITY FOR) AND BUYER IS NOT RELYING UPON, ANY REPRESENTATION OR WARRANTY REGARDING ANY MATTER OR CIRCUMSTANCE RELATING TO ENVIRONMENTAL LAWS, THE RELEASE OF HAZARDOUS SUBSTANCES INTO THE ENVIRONMENT OR THE PROTECTION OF WORKER HEALTH, SAFETY, NATURAL RESOURCES OR THE ENVIRONMENT, OR ANY OTHER ENVIRONMENTAL CONDITION OF THE ASSETS, AND NOTHING IN THIS AGREEMENT OR OTHERWISE SHALL BE CONSTRUED AS SUCH A REPRESENTATION OR WARRANTY, AND BUYER
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SHALL BE DEEMED TO BE TAKING THE ASSETS "AS IS" AND "WHERE IS" WITH ALL FAULTS FOR PURPOSES OF THEIR ENVIRONMENTAL CONDITION AND THAT BUYER HAS MADE OR CAUSED TO BE MADE SUCH ENVIRONMENTAL INSPECTIONS AS BUYER DEEMS APPROPRIATE. BUYER ACKNOWLEDGES THAT THE ASSETS HAVE BEEN USED FOR EXPLORATION, DEVELOPMENT, AND PRODUCTION OF OIL AND GAS AND THAT THERE MAY BE PETROLEUM, PRODUCED WATER, WASTES, OR OTHER SUBSTANCES OR MATERIALS LOCATED IN, ON OR UNDER THE ASSETS OR ASSOCIATED WITH THE ASSETS; EQUIPMENT AND SITES INCLUDED IN THE ASSETS MAY CONTAIN ASBESTOS, NORM OR OTHER HAZARDOUS SUBSTANCES; NORM MAY AFFIX OR ATTACH ITSELF TO THE INSIDE OF WELLS, MATERIALS, AND EQUIPMENT AS SCALE, OR IN OTHER FORMS; THE WELLS, MATERIALS, AND EQUIPMENT LOCATED ON THE ASSETS OR INCLUDED IN THE ASSETS MAY CONTAIN NORM AND OTHER WASTES OR HAZARDOUS SUBSTANCES; NORM CONTAINING MATERIAL AND/OR OTHER WASTES OR HAZARDOUS SUBSTANCES MAY HAVE COME IN CONTACT WITH VARIOUS ENVIRONMENTAL MEDIA INCLUDING WATER, SOILS OR SEDIMENT; AND SPECIAL PROCEDURES MAY BE REQUIRED FOR THE ASSESSMENT, REMEDIATION, REMOVAL, TRANSPORTATION, OR DISPOSAL OF ENVIRONMENTAL MEDIA, WASTES, ASBESTOS, NORM AND OTHER HAZARDOUS SUBSTANCES FROM THE ASSETS. NOTWITHSTANDING THE FOREGOING, NOTHING IN THIS PARAGRAPH 17 SHALL RELIEVE SELLER OF LIABILITY FOR FRAUD.

18.SPECIAL WARRANTY. Seller warrants title to the Assets unto Buyer, from and against the claims of all persons claiming by, through or under Seller, but not otherwise (the "Special Warranty"). The conveyance of the Assets pursuant to the Assignments is not a mere quitclaim, but is an actual conveyance of an interest in the real property among the Assets. The Special Warranty shall terminate on the date that is twenty four (24) months after the Closing Date.

19.Further Assurances. From time to time after the Closing Date, Seller and Buyer shall each execute, acknowledge and deliver to the other such further conveyances, assignments, transfer orders, division orders, permit transfer documents, notices of assumption, releases, acquittances, and such other instruments and other actions as may be reasonably necessary in order to more effectively assure to the other the full beneficial use and enjoyment of the Assets and otherwise to accomplish the purposes of the transactions contemplated by this Agreement.

[Signature Page Follows]
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IN WITNESS WHEREOF, THIS AGREEMENT IS EXECUTED AND AGREED TO AS OF AUGUST 8, 2025 BUT EFFECTIVE FOR ALL PURPOSES AS OF THE EFFECTIVE DATE.

SELLER:

BARNWELL TEXAS, LLC

By: /s/ Tom Cowan
Name: Tom Cowan
Title: Vice President, Land & Business Development

TETON BARNWELL FUND I, LLC

By: /s/ Tom Cowan
Name: Tom Cowan
Title: Vice President, Land & Business Development

BUYER:

[****]

By: _____________________________________
Name: [****]
Title: [****]
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Exhibit “A”

LEASES

[****]

EXHIBIT A

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Exhibit “B”

WELLS
[****]

EXHIBIT B

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Exhibit “C”

Form of Assignment

[****]

EXHIBIT C

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Exhibit “D”

[****]

EXHIBIT D

EXHIBIT E

[****]

EXHIBIT E
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Schedule 1.c

Allocated Values

[****]

Schedule 1.c
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Schedule 1.7

Material Contracts

[****]

Schedule 1.7
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